EXHIBIT 23-A


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Retirement Savings Plan and the Sprint Retirement Savings Plan for Bargaining Unit Employees of our reports (a) dated February 5, 2003, with respect to the consolidated financial statements and schedule of Sprint Corporation, included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, (b) dated June 12, 2002 with respect to the financial statements and schedules of Sprint Corporation's Sprint Retirement Savings Plan include in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001 and (c) dated June 12, 2002 with respect to the financial statements and schedules of Sprint Corporation's Sprint Retirement Savings Plan for Bargaining Unit Employees included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Kansas City, Missouri
June 10, 2003